HARRIS BRETALL SULLIVAN & SMITH L.L.C.

OPTIMUM QTM FUNDS CODE OF ETHICS

Updated May 2004

TABLE OF CONTENTS

I.

Introduction

II.

Persons Covered by this Code

III.

Persons Covered by Other Codes of Ethics

IV.

Pre-Approval

V.

Prohibited Purchases, Sales and Exceptions

1.

General Statement of Unlawful Actions

2.

General Prohibitions

I.

No Insider Trading

II.

Additional Investment Policies

1.

No Directorships without Prior Approval

2.

No Special Favors

3.

Gift Policy

4.

Sharing Investment Information

I.

Reporting

II.

Compliance Review

III.

Confidentiality

IV.

Exceptions

V.

Annual Certification and Acknowledgement

VI.

Sanctions

Exhibit A.

Definitions

Exhibit B.

Personal Trading Requirements Chart

Exhibit C.

Personal Security Transaction Report

Exhibit D.

Annual Employee Certification & Ownership Statement

Exhibit E.

Certification that Trading Accounts are not Personal Accounts of Covered Persons

Exhibit F.

Annual Questionnaire

Exhibit G.

Certification and Acknowledgement of Receipt of Code of Ethics

Exhibit H.

Preclearance of Personal Security Trades – San Francisco Office

Exhibit I.

Preclearance of Personal Security Trades – Cambridge Office

I.

INTRODUCTION

This Code of Ethics (the “Code”) is designed to protect fiduciary relationships that are owed to all investment advisory clients, including the Optimum QTM Funds, (“Clients”) by the employees of the investment adviser, Harris Bretall Sullivan & Smith LLC (the “Company”) in both its San Francisco location (“HBSS-San Francisco”) and its Cambridge location (“HBSS-MDTA”).  HBSS-MDTA is a division of the Company.  Further, the Code is designed to protect the fiduciary relationship that is owed to the shareholders of the Optimum QTM Funds (the “Funds”) by the Funds’ officers and trustees.

Capitalized terms used in this Code without definition have the same meanings as set forth in Exhibit A.

There are references throughout this Code to the Compliance Officer.  There are, in fact, three compliance officers.  The Company has appointed a Chief Compliance Officer (“CCO”). The Company has also designated a compliance officer based in the Cambridge location with responsibility for the activities of HBSS-MDTA, who reports to the CCO as to Company compliance matters, including enforcement of this Code.  A compliance officer will be appointed for the Funds, who will be approved and report to the Funds' Board of Trustees.  The compliance officer to whom a particular question should be addressed will depend on the subject.  If the compliance question is related to the investment advisory business of the Company, the question should be directed to the CCO.  The compliance officer based in Cambridge may be consulted on compliance matters relating to activities at HBSS-MDTA if the CCO is not immediately available.  If the question is related the Funds, the Funds’ compliance officer should be consulted.

This Code is designed to comply with the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rule 17j-1 thereunder.  Section 17(j) of the 1940 Act makes it unlawful for an affiliated person of a registered investment company to engage in transactions in Securities which are also held or are to be acquired by a registered investment company if such transactions are in contravention of rules adopted by the Securities and Exchange Commission to prevent fraudulent, deceptive, or manipulative practices.

This Code is also intended to facilitate an atmosphere within which conscientious professionals can make responsible personal investment decisions in a manner that is consistent with the fiduciary relationships that exist between the Company and its Clients.  As a matter of policy, this Code should not and is not intended to inhibit responsible personal investing within the boundaries reasonably necessary to protect the Clients. Covered Persons are advised to seek advice from the appropriate compliance officer before engaging in any personal securities transaction involving Securities held or under consideration for purchase or sale by a Client or if a transaction directly or indirectly involves themselves and any Client.

This Code is not intended to cover all possible areas of potential liability under the 1940 Act or under the federal securities law in general.  The federal securities law may impose additional fiduciary obligations and trading restrictions on Covered Persons.  It is expected that Covered Persons will be sensitive to these areas of potential conflict, even though this Code does not address specifically these other areas of fiduciary responsibility.  Covered Persons, therefore, are advised to seek advice from the appropriate compliance officer whenever he or she may reasonably recognize a potential conflict of interest or the appearance of a conflict of interest.  Further, Covered Persons are required to report promptly any violation of this Code of Ethics to the appropriate compliance officer.

II.

PERSONS COVERED BY THIS CODE

1.

Depending on a Covered Person’s position with the Company and/or the Funds, some or all of the provisions of this Code will apply to that Covered Person.  Please see Exhibit A for a discussion of the various categories of individuals covered by this Code.

2.

This Code also applies to investments by members of a Covered Person’s immediate family or domestic partner, unless the certification in the form of Exhibit E is completed by the Covered Person and approved by the CCO, and to accounts in which a Covered Person or members of his or her family or domestic partner has a Beneficial Interest or over which a Covered Person has investment control or exercises investment discretion.

3.

An Independent Trustee is not required to file an Initial Report of Holdings or an Annual Holdings Report; and is not required to file a Quarterly Report, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Security, that a Fund purchased or sold the Security, or a Fund or its investment adviser considered purchasing or selling the Security.  If an Independent Trustee is required to file a Quarterly Report, such report will be filed in accordance with Section VIII.2.

III.

PERSONS COVERED BY OTHER CODES OF ETHICS

Each Covered Person who would otherwise be covered by this Code shall be excluded from the pre-approval, reporting and other requirements of this Code if that Covered Person is subject to another organization’s code of ethics which is deemed to be satisfactory to the Company and obtains the prior written approval of the CCO.

IV.

PRE-APPROVAL

1.

General.  No pre-approval of purchases and sales is required except as set forth in Section IV below.  A chart summarizing personal trading requirements, including pre-approval of personal trades, is included in Exhibit B.

2.

Pre-approval Required for Investment Personnel of HBSS-San Francisco.  Investment Personnel of HBSS-San Francisco (“HBSS-San Francisco Investment Personnel”) must obtain written approval in the form of Exhibit H from the President of HBSS-San Francisco or his designee before making any Securities trade, including Initial Public Offerings and Limited Offerings, other than those for Clients of the Company.

For purposes of this Section IV.2 only, the effective period for all pre-approvals will be five business days from the date granted, provided that the Security for which approval was obtained is not placed on the San Francisco Restricted List (as defined below) before the transaction is effected.  If pre-approval is granted for limit orders for Securities trades and such trades are not completed within the effective period, new pre-approval is required.  To be absolutely clear, this five-business day pre-approval period does not apply to those pre-approvals required by Section IV.3 below.  Instead, those trades must be effected on the same day on which such pre-approvals were granted.

3.

Pre-approval Required for HBSS-MDTA Employees. All employees of HBSS-MDTA (‘HBSS-MDTA Employees”), including Investment Personnel of HBSS-MDTA, must obtain written approval in the form of Exhibit I from the President of HBSS-MDTA or his designee before making any Securities trade other than those for Clients of the Company.  See Section V.3.b below.

Trades for which pre-approvals were granted pursuant to this Section IV.3 must be effected on the same day on which such pre-approvals were granted.  If a pre-approved limit order is not executed on the same day, a new pre-approval is required.

4.

All Covered Persons, except the Independent Trustees, are required to obtain pre-approvals for transactions in shares of Reportable Funds, except where the transactions in the Reportable Fund shares are subject to an automatic investment plan, such as the Company’s 401K Plan or a dividend reinvestment plan.  In addition, all Covered Persons, except the Independent Trustees, will be required to retain shares purchased in the Reportable Funds for a minimum holding period of 60 days from date of purchase.

V.

PROHIBITED PURCHASES, SALES AND EXCEPTIONS

5.

General Statement of Unlawful Actions.  No Covered Person, in connection with the purchase or sale by such person of a Security held or to be acquired by a Client account:

a)

shall employ any device, scheme or artifice to defraud a Client account;

b)

make to any Client account any untrue statement of a material fact or omit to state to any Client account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

c)

engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Client account; or

d)

engage in any manipulative practice with respect to any Client account.

6.

Restricted Lists.

a)

San Francisco Restricted List.  HBSS-San Francisco has established and maintains a restricted list of Securities (the “San Francisco Restricted List”).  The San Francisco Restricted List is distributed to all Company Employees and the VAM Covered Persons. As a general matter, Securities may be placed on the San Francisco Restricted List in various circumstances, including but not limited to:

(i)

When a buy or sell recommendation with respect to a Security is being actively considered by an analyst or a portfolio manager at HBSS-San Francisco.

(ii)

When a buy or sell recommendation with respect to a Security has been approved for action by the Strategy Committee or its designee.

(iii)

HBSS-San Francisco. Where there may be an appearance that HBSS-San Francisco has obtained material, nonpublic information regarding such issuer; in these cases, HBSS-San Francisco’s Chief Investment Officer must be notified by the Company Employee or VAM Covered Person who is the recipient of such material, nonpublic information.

b)

Cambridge Restricted List. HBSS-MDTA has also established and maintains a restricted list of Securities (the "Cambridge Restricted List").  The securities on this list are associated with "Model Trades," that is, buy and sell orders generated by the portfolio optimization process.  Given the active, quantitative nature of HBSS-MDTA’s trading strategy and investment philosophy, the buy and sell orders (the Cambridge Restricted List) are prepared at the open of business on each business day.  The Cambridge Restricted List is not distributed.

7.

Prohibited Trades.

a)

San Francisco Restricted List.

(i)

Because the San Francisco Restricted List is distributed to all Company Employees and VAM Covered Persons, and includes stocks that are in active consideration for purchase and sale, as well as buy or sell recommendations, all Company Employees and VAM Covered Persons are prohibited from placing limit or market order trades for their Personal Accounts involving a Security appearing on the San Francisco Restricted List unless and until the next business day after the Security is removed from the San Francisco Restricted List.

(ii)

This prohibition extends to, but is not limited to, the (i) purchase or sale of any Security appearing on the San Francisco Restricted List, (ii) purchase or sale of any option or other instrument convertible into any Security appearing on the San Francisco Restricted List, or (iii) the purchase or sale of any Security or instrument convertible into any Security of an issuer appearing on such San Francisco Restricted List.

b)

Cambridge Restricted List.

(i)

HBSS-MDTA, HBSS-San Francisco. Only Cambridge employees are prohibited from placing limit or market order trades for their Personal Accounts involving a Security appearing on the Cambridge Restricted List.

(ii)

This prohibition extends to, but is not limited to, the (i) purchase or sale of any Security appearing on the Cambridge Restricted List, (ii) purchase or sale of any option or other instrument convertible into any Security appearing on the Cambridge Restricted List, or (iii) the purchase or sale of any Security or instrument convertible into any Security of an issuer appearing on such Cambridge Restricted List.

(iii)

Additionally, all HBSS-MDTA Employees must obtain written approval from the President of HBSS-MDTA or his designee before making any Securities trade other than those for Clients of the Company.  See also Section IV.3 above.

c)

Mutual Fund Trades.  If the Company serves as advisor or subadvisor to a mutual fund (a Reportable Fund), all Investment Personnel are prohibited from selling shares of such Reportable Fund unless shares have been held for at least 60 days.  The holding period for Reportable Fund shares will be measures on a First-In, First-Out (FIFO) basis.

d)

A chart summarizing personal trading requirements, including prohibited trades and restricted lists, is included in Exhibit B.

IV.

No Insider Trading

8.

General.  All Covered Persons are prohibited from trading in or recommending that others trade in Securities on the basis of material non-public information about the issuers of such Securities.

9.

What is Insider Trading?  The term “insider trading” is generally used to refer to (i) a person’s use of material, nonpublic information in connection with transactions in securities and (ii) certain communications of material, nonpublic information.  It is unlawful to engage in “insider trading.”  This means, in general, that no “insider” may (i) purchase or sell a Security on the basis of material, nonpublic information or (ii) communicate material, nonpublic information to another where the communication leads to, or is intended to lead to, a purchase or sale of securities.  Although the insider trading prohibitions extend to the activities of each Covered Person, it is not anticipated that Covered Persons will routinely receive “inside information.”  However, to educate Covered Persons, more information describing “insider trading” and the penalties for such trading is set forth below.

The laws concerning insider trading generally prohibit:

a)

the purchase or sale of securities by an insider, on the basis of material, nonpublic information;

b)

the purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated; or

c)

the communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

10.

Other Confidential Information.  Certain information obtained by the Company that does not constitute “inside” information still constitutes confidential information that must be protected by the Company and the Covered Persons.

11.

Who Is An Insider?  The concept of “insider” is broad.  It includes the officers, directors, employees and majority shareholders of a company.  In addition, a person can be considered a “temporary insider” of a company if he or she enters into a confidential relationship in the conduct of the company’s affairs and, as a result, is given access to company information that is intended to be used solely for company purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations.  In order for a person to be considered a temporary insider of a particular company, the company must expect that the person receiving the information keep the information confidential and the relationship between the company and the person must at least imply such a duty.  Analysts are usually not considered insiders of the companies that they follow, although if an analyst is given confidential information by a company’s representative in a manner in which the analyst knows or should know to be a breach of that representative’s duties to the company, the analyst may become a temporary insider.

12.

What is Material Information?  Trading on inside information is not a basis for liability unless the information is “material.”  “Material” information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that should be considered material includes, but is not limited to:  dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments.  Material information does not have to relate to a company’s business, it can be significant market information.  For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.

13.

What is Nonpublic Information?  Information is nonpublic unless it has been effectively communicated to the market place.  For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public.  For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or another publication of general circulation is considered public.  Market rumors are not considered public information.

14.

Penalties for Insider Trading.  Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers.  A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation.  Penalties include:

a)

civil injunctions;

b)

disgorgement of profits;

c)

jail sentences;

d)

fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation, or illegal trade), whether or not the person actually benefited from the violation; and

e)

fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation, or illegal trade).

In addition, any violation of the procedures set forth in this Code can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

15.

Procedures Regarding the Receipt of Material Nonpublic Information. As indicated above, because the Company does not have an investment banking division or affiliate, it does not anticipate Covered Persons routinely being in receipt of material, nonpublic information.  However, Covered Persons may from time to time receive such information.  If any Covered Person receives any information which may constitute such material, nonpublic information, such Covered Person (i) must not buy or sell any securities (including options or other securities convertible into or exchangeable for such securities) for a Personal Account or a Client account, (ii) must not communicate such information to any other person (other than the appropriate Compliance Officer or the Chief Investment Officer) and (iii) should discuss promptly such information with the appropriate Compliance Officer or the Chief Investment Officer.  Under no circumstances should such information be shared with any persons not employed by the Company, including family members and friends.

16.

Other Confidential Information.  In addition to material, nonpublic information, the Company or Covered Persons may receive other confidential information from their clients, issuers of securities or other third parties.  Such confidential information may include, among other things, (i) proprietary information that is not “material” or (ii) information that could be embarrassing for the Client, issuer or third party if disclosed.  Even information that appears commonplace, such as the name of a Client, issuer or third party may, either alone or when coupled with other available information, constitute proprietary, sensitive or confidential information.  Therefore, all information that a Covered Person obtains through the Company should be considered confidential unless that information is specifically available to the public.

17.

Procedures Regarding Use And Treatment Of Confidential Information.

a)

No Personal Use.  All confidential information, whatever the source, may be used only in the discharge of a Covered Person’s duties with the Company.  Confidential information may not be used for any personal purpose, including the purchase or sale of securities.

b)

Treatment of Confidential Information.  The Company encourages each Covered Person to be aware of, and sensitive to, the treatment of confidential information.  Each Covered Person is encouraged not to discuss such information unless necessary as part of his or her duties and responsibilities with the Company, not to store confidential information in plain view where anyone entering the room may see it, and to remove confidential information from conference rooms, reception areas or other areas where third parties may inadvertently see it.  Particular care should be exercised if confidential information must be discussed in public places, such as elevators, taxicabs, trains or airplanes, where such information may be overheard.  Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not a Company Employee or a VAM Covered Person.

V.

ADDITIONAL INVESTMENT POLICIES

1.

No Directorship without Prior Approval.  No Company Employee may serve on the board of directors, or as an executive officer of, any private or public operating company without prior written approval from the Chief Executive Officer of the Company.  This approval, if given, may be subject to such conditions as the Chief Executive Officer may require in his discretion.  Such directorships are generally discouraged because of their potential for creating conflicts of interest.  Company Employees should also restrict their activities on committees (e.g., advisory committees or shareholder/creditor committees).  This restriction is necessary because of the potential conflict of interest involved and the potential impediment created for the Clients.  Company Employees serving on boards or committees of operating companies may also obtain material non-public information in connection with their directorship or position on a committee that could effectively preclude the investment freedom that would otherwise be available to the Clients.

2.

No Special Favors.  No Covered Person may purchase or sell Securities on the basis of material non-public information or in reciprocity for allocating brokerage, buying Securities in a Client (if the Client is an entity), or any other business dealings with a third party.

3.

Gift Policy. The following describes the Company’s policy on the acceptance of gifts from suppliers, attorneys, boards of directors and others.

a)

The purpose of this policy is to remove any possible impression of conflict of interest that could result from the acceptance of gifts or invitations to sporting or other cultural events by employees from vendors.  While the acceptance of gifts or invitations to sporting or other cultural events is not prohibited, such acceptances require the review and approval of management, as described c) below.

b)

General guidelines on the receipt of gifts are that the gift should be made to the Company, should be sharable by all employees of the Company and should be dollar appropriate (not significantly expensive).  Any gifts made to individuals that are employed by the Company will be made available to all employees in a raffle.  Raffles will be limited to the “home” office of the individual who received the gift (either HBSS-San Francisco or HBSS-MDTA, not both).

c)

Any gift or invitation to a sporting or other cultural event that is received by an employee should be reported to HBSS-MDTA’s President or HBSS-San Francisco’s President, or their designee for approval.

d)

Soliciting of gifts or invitations to sporting or other cultural events is strictly prohibited.

e)

Items received while attending industry conferences may be accepted if they would be considered general handouts (tote bags, umbrellas, golf balls, etc.)  Attendance at industry conferences will go through the regular approval process.

4.

Sharing Investment Information.

a)

Specific information concerning a Client’s portfolio holdings shall not be made available to any person or entity except in the ordinary course of client service, marketing, or regulatory filings.

b)

Information concerning the Company’s current investment decisions and recommendations must not be made available to other any entity prior to execution or for a reasonable period of time after execution of such decisions or recommendations unless such information is being provided subject to a written agreement between the Company and the relevant entity.

VI.

REPORTING

1.

Initial Reports.  Covered Persons who are new to the Company (or VAM in the case of VAM Covered Persons) and each member of the Company’s Board of Directors (the “Board,” each a “Board Member”) are required to provide within ten calendar days of the commencement of their employment with the Company or appointment to the Board, as the case may be, (or VAM in the case of VAM Covered Persons) a holdings report (“Initial Holdings Report”) listing all holdings in all Personal Accounts of the Covered Persons and Board members.  These holdings reports should be in the form of brokerage or bank custody account statement(s).

2.

Quarterly Reports.  Each Covered Person and each Board member shall submit a “Quarterly Personal Transaction Report” in the form attached to this Exhibit C for each of his or her Personal Accounts.  The Covered Person or the Board member is required to submit the report to the appropriate Compliance Officer within ten calendar days following the end of each calendar quarter, regardless of whether any trading activity took place in that Personal Account during the quarter.  All transactions involving Securities, including Reportable Funds, must be reported.

3.

Annual Holdings Reports.  At the beginning of each year, by the date specified by the appropriate Compliance Officer, each Covered Person and each Board member will submit a report with the following information (which information must be current as of a date no more than 30 days before the report is submitted).

a)

The title, number of shares and principal amount of each Security, including Reportable Funds, in which the Covered Person or Board Member had a direct or indirect Beneficial Ownership interest.

b)

The name of any broker, dealer or bank with whom the Covered Person or Board member maintain a Personal Account in which any Securities are held for the direct or indirect benefit of that  Covered Person or Board Member.

4.

Exceptions from the Reporting Requirements.

a)

A Covered Person need not make a report with respect to transactions effected for, and Securities held in, any account over which the Covered Person has no direct or indirect influence or control; provided, however, that the Covered Person must first submit a certification in the form of Exhibit E.

b)

A Covered Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company with respect to the Covered Person’s Personal Accounts for the relevant quarter within the time period required, if all of the information required by the report is contained in the broker trade confirmations or account statements.

c)

A Covered Person need not make a quarterly report if the appropriate Compliance Officer has specifically identified the Covered Person as an exempt non-reporting Covered Person who does not have regular access to the type of information that requires monitoring of personal securities transactions.

d)

An Independent Trustee is not required to file an Initial Report of Holdings or an Annual Holdings Report; and is not required to file a Quarterly Report, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Security, that a Fund purchased or sold the Security, or a Fund or its investment adviser considered purchasing or selling the Security.

5.

Summary.  A chart summarizing personal trading requirements, including reporting requirements, is included in Exhibit B.

VII.

COMPLIANCE REVIEW

The CCO shall be responsible for:

a)

Notifying all Covered Persons that they are subject to this Code.

b)

Maintaining lists of all Covered Persons who are considered exempt non-reporting employees, all Access Persons, all Advisory Persons and all Investment Personnel who are subject to the various provisions of this Code.

c)

Circulating or making available forms for the various reports required by this Code.

d)

Designating one or more assistants to handle various of the CCO’s duties when the CCO is unavailable.

e)

Reviewing all reports required to be submitted under this Code of Ethics.

f)

Submitting such reports as necessary to the Funds’ Boards of Trustees as required by applicable law, including but not limited to making required certifications.

g)

Taking appropriate steps to ensure that all Covered Persons are periodically educated regarding their duties under this Code and annually submit an acknowledgement that they have read, understood and complied with this Code.

The President of each of HBSS-San Francisco and HBSS-MDTA will be responsible for reviewing the Personal Transaction Reports of the relevant compliance officers.

VIII.

CONFIDENTIALITY

All reports of Securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and by personnel of the Securities and Exchange Commission.

IX.

EXCEPTIONS

Exceptions to the requirements contained in this Code will be permitted only in unusual circumstances.  Any exception must be documented and approved by the CCO (or the President of HBSS-San Francisco in the case of the CCO).

X.

ANNUAL CERTIFICATION AND ACKNOWLEDGEMENT

Annually, within 30 days after the calendar year, each Covered Persons shall re-certify in writing, his or her receipt and familiarity with this Code of Ethics, attached hereto as Exhibit G.  This includes reporting all brokerage accounts and outside affiliations in the form attached hereto as Exhibit D; and completing the annual questionnaire in the form attached hereto as Exhibit F, but only at the request of the appropriate compliance officer.

XI.

SANCTIONS

All Covered Persons must strictly adhere to this Code. The appropriate Compliance Officer will promptly report any violations of this Code to the Company’s Management Committee. Violations of this Code may result in serious sanctions, reprimand, cancellation of the affected trade(s) and disgorgement of profits, if any, or other action deemed appropriate by the Management Committee depending on the circumstances of the violation up to and including dismissal. Disgorgement of any profit resulting from trade cancellation will involve payment of the profit amount to a charitable organization at the Company’s direction.

EXHIBIT A

Categories of Individuals Covered by the Code of Ethics

“Company Employee” means all officers and employees of the Company.

“Covered Persons” means all Company Employees, directors of the Company, members of the Company, the VAM Covered Persons, and the officers and trustees of the Funds.

“Independent Trustee” means a trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the1940 Act.

 “VAM Covered Persons” includes the following individuals from Value Asset Management, Inc., the Company’s parent ("VAM"): CEO, CFO, and Comptroller.

Other Definitions

“Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Ownership shall apply to all securities which a Covered Person has or acquires.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

“Investment Personnel” include any employee of HBSS-San Francisco or HBSS-MDTA, who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Client account or a Fund1

.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, as amended.

“Personal Account” of a Covered Person (which for this definition includes an Independent Trustee) means each and every account (other than an account for the benefit of any of the Company’s clients) in which the Covered Person has a direct or indirect Beneficial Ownership interest, including, but not limited to, accounts of a spouse, domestic partner, minor children and relatives resident in the Covered Person’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Covered Person obtains therefrom benefits substantially equivalent to those of ownership.

Exemption.  If a Covered Person, who otherwise would be deemed a Covered Person Access for purposes of this Code of Ethics, certifies in writing, using the form attached as Exhibit E, to the appropriate Compliance Officer (or to the President of HBSS-San Francisco in the case of the CCO) that (i) such Covered Person does not influence the investment decisions for any specified account of such Covered Person or such Covered Person’s immediately family member or members (i.e., husband, wife, domestic partner, children and who are directly or indirectly dependents of such Covered Person), (ii) such Covered Person is not a joint account holder of the specified account, (iii) such immediate family member or members or domestic partner making the investment decisions for such account do not make such decisions, in whole or in part, upon information that such Covered Person has provided or (iv) such Covered Person has not provided, and will not provide, any confidential or proprietary information respecting the HBSS-San Francisco, HBSS-MDTA or a Client to a member or members of the Covered Person’s immediately family or to the Covered Person’s domestic partner, then the appropriate Compliance Officer (or to the President of HBSS-San Francisco in the case of the CCO), in his or her discretion, may determine that such an account is not a Personal Account of such Covered Person for purposes of this Code of Ethics.

“Reportable Funds” includes, any registered open end investment company, including the Funds, for which the Company serves as investment adviser or investment sub-adviser.  The CCO  will maintain a list of such Reportable Funds in addition to the Funds.

“Securities” or “Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act except that it shall not include the following: shares of registered open end investment companies, including certain exchange-traded funds, other than Reportable Funds; securities that are direct obligations of the Government of the United States (including Government agencies); and high quality short-term debt instruments, including repurchase agreements, bankers acceptances, bank certificates of deposit and commercial paper.  Securities also shall include futures, options and other derivatives.

EXHIBIT B

PERSONAL TRADING REQUIREMENTS GUIDE

		Preclearance Required?			Prohibited Trades			Required Reports
Category of Employee	Location	Securities (2)	Reportable Funds (3)	Preclearance Approval Given By	San Francisco List	Cambridge List	Trade Execution Time Limit	Initial Report	Quarterly Report	Annual Report
Investment Personnel	SF	yes	yes	President of HBSS (SF)	yes	no	5 days	yes	yes	yes
All Employees, except Investment Personnel	SF	no	yes	President of HBSS (SF)	no	no	5 days	yes	yes	yes
All Employees	Cambridge	yes	yes	President of HBSS (Cambridge)	yes	yes	1 day	yes	yes	yes
Independent Trustees	n/a	no	no	n/a	no	no	n/a	no	no(1)	no
Directors and Members of the Company	SF, Cambridge & CT	no	yes	President of HBSS (SF)	no	no	n/a	yes	yes	yes
VAM Employees	CT	no	yes	President of HBSS (SF)	no	no	5 days	yes	yes	yes

Notes:

(1)  If a trustee buys or sells a security that he knew was bought or sold by the Funds either 15 days before or after his transaction, this report is required.

(2)  Security as defined in Exhibit A of the Code of Ethics, but not including Reportable Funds.

(3)  Reportable Fund as defined in Exhibit A of the Code of Ethics.

ANY QUESTIONS ABOUT THESE REQUIREMENTS SHOULD BE DIRECTED TO THE COMPLIANCE OFFICER IN YOUR LOCATION.

EXHIBIT C

Harris Bretall Sullivan & Smith L.L.C.

PERSONAL SECURITY TRANSACTION REPORT

Name:	Quarter Ending:

There were NO securities transactions reportable by me during the above quarter, except those listed below.  Note:  All transactions are reportable (regardless of size) except shares of registered open end investment companies, including certain exchange-traded funds, other than Reportable Funds (as defined in the Code of Ethics); securities that are direct obligations of the Government of the United States (including Government agencies); and high quality short-term debt instruments, including repurchase agreements, bankers acceptances, bank certificates of deposit and commercial paper.  Bank or brokers statements may be attached if desired instead of listing the transactions.  If necessary, continue on the reverse side.

PURCHASES/SALES

Date	Security include Cusip or Ticker	Buy (B) Sell (S)	# Shares Principal Amount	Price	Broker/Custodian	Nature of A/C *

                          * i.e., self, spouse, children, charitable trust, etc.

My signed or typed name under this section will attest to the completeness and accuracy of this record.  I recognize that this typed name constitutes, in every way, use or aspect, my legally binding signature.

Employee Signature:	Date:

EXPLANATORY NOTES

This report must be filed quarterly as instructed by Compliance staff and cover all accounts in which you have an interest, direct or indirect.  This includes any account in which you have “beneficial ownership” (unless you have no interest or control over it) and non-client accounts over which you act in an advisory or supervisory capacity.

EXHIBIT D

Harris Bretall Sullivan & Smith L.L.C.

MDT Advisers

Annual Employee Certification & Ownership Statement

Instructions:  Complete all sections of form.  Incomplete forms will be returned!  New employees of the Company must submit a completed list of all security holdings and a copy of the most recent account statements for each account listed below within 10 days of their employment commencement.

Accounts (All brokerage accounts holding securities or mutual funds)

1.

                Account Name

                Account Number

                Brokerage Firm

                Are statements with confirms being sent to Compliance?                                    Yes          No

2.

                Account Name

                Account Number

                Brokerage Firm

                Are statements with confirms being sent to Compliance?                                    Yes          No

Accounts Managed by Investment Advisors

                Name of Advisor

                Account Name/Number

                Are statements with confirms being sent to Compliance?                                    Yes          No

Partnerships (Limited and General)

                Account Name

                Are you a limited or general partner?                              Limited Partner          General Partner

                Can you make or influence securities investments by the partnership?             Yes          No

                Are statements with confirms being sent to Compliance?                                    Yes          No

Private Placements or Stock Certificates

                Security Name

                    Private Placement or    Stock Certificate (select one)

                Acquisition Date

Outside Affiliations

1.                    Other businesses in which I am engaged (i.e, take an active role):

                                (I understand that if I am hired or begin to take an active role in another business or firm other than the Company, it is my responsibility to inform the appropriate Company personnel immediately.)

                                Name of Business                                                                Role

                                Name of Business                                                                Role

2.                    Entities by which I am employed or receive compensation:

                Name of Entity                                                                      Affiliation or Title

            Name of Entity                                                     Affiliation or Title

3.                    Business Organizations (including non-profit and/or educational organizations) in which I am an officer, director, partner, or employee:

                                                                                                                                           Public Co. Yes          No

                Name of Entity                                                      Affiliation or Title

                                                                                                                                           Public Co. Yes          No

                Name of Entity                                                      Affiliation or Title

4.                    Describe interests in any securities, financial or kindred business:

5.                    Do you own a significant position (5% or greater) in any publicly-held companys securities?  Describe:

Insider Disclosure

Please indicate below whether you or any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, domestic partner, children and who are directly or indirectly dependents) an executive officer, director, or 5% or greater stockholder of a public company?  (Please note that disclosing this information does not impact any existing employment.)

                Name of family member                                                                       Relationship

                Name of Entity                                                                                      Affiliation or Title

                Name of family member                                                                       Relationship

            Name of Entity                                                                                      Affiliation or Title

Privacy Policy

I have read, understood, and will continue to comply with the Companys privacy policy.  I will not share nonpublic customer information with anyone not specifically designated within the privacy policy to receive that information.

Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Employee Name (Please Print)

Employee Signature                                                                             Date

EXHIBIT E

Harris Bretall Sullivan & Smith L.L.C.

MDT Advisers

Certification that Accounts are not Personal Accounts of Covered Persons

Instructions:  Complete all sections of form.  If not applicable, please indicate N/A or None.

I, ______________, certify that with respect to the following account(s) for which I, or a member or members of my immediate family or within the same household (i.e., husband, wife, domestic partner, children and who are directly or indirectly dependents of such Covered Person) have a beneficial interest, (i) I am not a joint account holder of such account(s), (ii) I neither have investment control nor investment discretion over such account(s), (iii) a member or members of my immediate family or my domestic partner making the investment decisions for such account(s) do not make such decisions, in whole or in part, upon information that I have provided, or (iv) I have not provided, and will not provide, any confidential or proprietary information respecting the Company or any Client to a member or members of my immediate family or to my domestic partner.

I also certify that any new account information or changes to the information disclosed below will be promptly provided to the appropriate Compliance Officer by submission of this form.

Brokerage accounts holding securities or mutual funds for the benefit of the undersigneds immediate family member (s) or domestic partner:

1.

                Account Name

                Account Number

                Name of Brokerage Firm

                Person(s) having investment control or exercising investment discretion over the above account:

                                Name                                                                                      Relationship

                Name                                                                                      Relationship

2.

                Account Name

                Account Number

                Name of Brokerage Firm

                Person(s) having investment control or exercising investment discretion over the above account:

                                Name                                                                                      Relationship

                                Name                                                                                      Relationship

Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.

Employee Signature                                                                             Date

By my signature below, I hereby give my consent to allow the Company to request, if necessary, duplicate statements of my brokerage accounts listed above.

Family Member or Domestic Partner Signature                               Date

Family Member or Domestic Partner Signature                               Date

Approval granted?                Yes                   No

Member of the Code Committee                                                        Date

EXHIBIT F

Harris Bretall Sullivan & Smith L.L.C.

MDT Advisers

Annual Questionnaire

Instructions:  Please respond to all the questions and requested information.   If the answer to any of the following questions is 'yes', please advise the Chief Compliance Officer.  Complete written details of all events or proceedings must be disclosed for regulatory purposes.

Criminal Disclosure

1)     Have you ever:

        a)       been convicted of or pled guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to any felony?           Yes        No

        b)       been charged with any felony?                                                                                                                                                                           Yes        No

2)       Based upon activities that occurred while you exercised control over it, has an organization ever:

        c)       been convicted of or pled guilty or nolo contendere ('no contest') in a domestic or foreign court to any felony?                              Yes        No

        d)       been charged with any felony?                                                                                                                                                                           Yes        No

3) Have you ever:
e) been convicted of or pled guilty or nolo contendere ("no contest") in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?	Yes No

         f)        been charged with a misdemeanor specified in 3(a)?                                                                                                                                   Yes        No

4)       Based upon activities that occurred while you exercised control over it, has an organization ever:

g) been convicted of or pled guilty or nolo contendere ("no contest") in a domestic or foreign court to a misdemeanor specified in 3(a)?	Yes No

          h)       been charged with a misdemeanor specified in 3(a)?                                                                                                                                  Yes        No

Regulatory Disciplinary Actions

5)       Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

          i)         found you to have made a false statement or omission?                                                                                                                             Yes        No

          j)         found you to have been involved in a violation of its regulations or statutes?                                                                                        Yes        No

k) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	Yes No

          l)         entered an order against you in connection with investment-related activity?                                                                                      Yes        No

        m)      imposed a civil money penalty on you, or ordered you to cease and desist from any activity?                                                                Yes        No

6)       Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

         n)       found you to have made a false statement or omission or been dishonest, unfair or unethical?                                                          Yes        No

         o)       found you to have been involved in a violation of investment-related regulation(s) or statute(s)?                                                        Yes        No

p) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	Yes No

        q)       entered an order against you in connection with an investment-related activity?                                                                                   Yes        No

r) denied, suspended, or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?	Yes No

7)       Has any self-regulatory organization or commodities exchange ever:

        s)       found you to have made a false statement or omission?                                                                                                                                  Yes        No

t) found you to have been involved in a violation of its rules (other than a violation designated as a "minor rule violation" under a plan approved by the U.S. Securities and Exchange Commission)?	Yes No
u) found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	Yes No
v) disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	Yes No

8)       Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?                                  Yes        No

9)       Have you been notified, in writing, that you are now the subject of any:

        w)      regulatory complaint or proceeding that could result in a "yes" answer to any part of 5, 6 or 7?                                                       Yes        No

        x)        investigation that could result in a "yes" answer to any part of 1, 2, 3, 4 or 5?                                                                                      Yes        No

Civil Judicial Actions

10)    Has any domestic or foreign court ever:

        y)       enjoined you in connection with any investment-related activity?                                                                                                               Yes        No

        z)        found that you were involved in a violation of any investment-related statute(s) or regulation(s)?                                                      Yes        No

aa) dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	Yes No

11)    Are you named in any pending investment-related civil action that could result in a 'yes' answer to any part of 10?                              Yes        No

Customer Complaints

12)    Have you ever been named as a respondent/defendant in an investment-related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

        bb)   is still pending, or;                                                                                                                                                                                                  Yes        No

        cc)    resulted in an arbitration award or civil judgment against you, regardless of amount, or;                                                                     Yes        No

        dd)   was settled for an amount of $10,000 or more?                                                                                                                                                 Yes        No

13) Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?	Yes No

14)    Within the past twenty four (24) months, have you been the subject of an investment-related, consumer-initiated, written complaint, not otherwise reported under question 12 or 13 above, which:

ee) alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;	Yes No

        ff)      alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?                                         Yes        No

Terminations

15)    Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:

        gg)   violating investment-related statutes, regulations, rules, or industry standards of conduct?                                                                  Yes        No

        hh)   fraud or the wrongful taking of property?                                                                                                                                                           Yes        No

        ii)       failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?             Yes        No

Financial

16) Within the past 10 years:
jj) have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	Yes No
kk) based upon events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	Yes No
ll) based upon events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?	Yes No

17)    Has a bonding company ever denied, paid out on, or revoked a bond for you?                                                                                                  Yes        No

18)    Do you have any unsatisfied judgments or liens against you?                                                                                                                            Yes        No

Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Employee Name (Please Print)                                                           Employee Signature

Current Residential Address (No PO Boxes)                                   Date

Address continued

City, State Zip

EXHIBIT G

Harris Bretall Sullivan & Smith L.L.C.

MDT Advisers

Certification and Acknowledgment of Receipt of Code of Ethics

I acknowledge and certify that I have received a copy of the Companys Code of Ethics.  I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code of Ethics and to abide by those policies and procedures.

Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.

Employee Name (Please Print)                                                           Employee Signature

                                                                                                                Date

EXHIBIT H

Harris Bretall Sullivan & Smith L.L.C.

PRECLEARANCE OF PERSONAL SECURITY TRADES San Francisco

ALL INVESTMENT PERSONNEL AS DEFINED BY THE HARRIS BRETALL CODE OF ETHICS MUST RECEIVE WRITTEN AUTHORIZATION FROM THE PRESIDENT OR HIS DESIGNEE BEFORE MAKING ANY SECURITIES TRADE OTHER THAN FOR THE MANAGED ACCOUNTS OF HARRIS BRETALL.  THIS FORM SHOULD BE USED TO OBTAIN SUCH AUTHORIZATION.

A COPY OF THE HBSS RESTRICTED SECURITIES LIST IN EFFECT AS OF THE DAY/TIME OF THIS REQUEST MUST BE ATTACHED TO THIS FORM BEFORE APPROVAL WILL BE GRANTED.

THE APPLICANT MAY NOT EXECUTE TRANSACTIONS UNTIL THE NEXT BUSINESS DAY FOLLOWING RECEIPT OF THIS WRITTEN APPROVAL. IT IS THE EMPLOYEE'S RESPONSIBILITY TO ENSURE THAT ALL SECURITIES APPROVED FOR TRADING HAVE NOT BEEN PLACED ON THE RESTRICTED LIST PRIOR TO PLACING THE TRADES.  FAILURE TO CHECK THE RESTRICTED LIST AND TRADING OF SECURITIES PLACED ON THE LIST WILL RESULT IN A VIOLATION OF THE HBSS CODE OF ETHICS.

NAME:

DATE/TIME OF REQUEST:

SECURITY DESCRIPTION:

NAME	BUY/SELL	DATE	# SHARES	PRICE PER SHARE	ACCOUNT TYPE

THESE COLUMNS TO BE FILLED IN AFTER TRADE COMPLETED

SIGNATURE OF APPLICANT:

I HEREBY AUTHORIZE THE ABOVE SECURITY TRADE:

SIGNATURE OF PRESIDENT OR DESIGNEE:

PRINT NAME AND TITLE:

DATES THROUGH WHICH AUTHORIZATION REMAINS

EFFECTIVE UNLESS OTHERWISE NOTIFIED:

            BEGINNING DATE                                                 ENDING DATE

EXHIBIT I

Harris Bretall Sullivan & Smith L.L.C.

PRECLEARANCE OF PERSONAL SECURITY TRADES - Cambridge

 PER HARRIS BRETALL POLICY, ALL INVESTMENT PERSONNEL AS DEFINED BY THE HARRIS BRETALL CODE OF ETHICS MUST RECEIVE WRITTEN AUTHORIZATION FROM THE PRESIDENT OR HIS DESIGNEE BEFORE MAKING ANY SECURITIES TRADE OTHER THAN FOR THE MANAGED ACCOUNTS OF HARRIS BRETALL.  THIS FORM SHOULD BE USED TO PROVIDE SUCH AUTHORIZATION.

A COPY OF THE HBSS RESTRICTED SECURITIES LIST IN EFFECT AS OF THE DAY/TIME OF THIS REQUEST MUST BE ATTACHED TO THIS FORM BEFORE APPROVAL WILL BE GRANTED.

NAME:

 DATE/TIME:

 SECURITY NAME:

 TRANSACTION TYPE: (e.g. Purchase, Sale, etc.)

 ANTICIPATED # OF SHARES:

ANTICIPATED TOTAL DOLLAR AMOUNT OF TRADE:

  SIGNATURE OF APPLICANT:

  I HEREBY AUTHORIZE THE ABOVE SECURITY TRADE:

 SIGNATURE OF PRESIDENT OR DESIGNEE:

 PRINT NAME AND TITLE:

DATE THROUGH WHICH AUTHORIZATION REMAINS

EFFECTIVE UNLESS OTHERWISE NOTIFIED: